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                                                                    EXHIBIT 99.1

                          CUBIST PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                         CORPORATE GOVERNANCE GUIDELINES
                          EFFECTIVE SEPTEMBER 15, 2003

                                TABLE OF CONTENTS

1.    ROLE OF THE BOARD AND MANAGEMENT........................................2
2.    SELECTION OF CHAIRMAN, CEO AND LEAD DIRECTOR............................2
3.    NUMBER OF COMMITTEES....................................................2
4.    ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS............................2
5.    COMMITTEE AGENDA........................................................3
6.    SELECTION OF AGENDA ITEMS FOR THE BOARD MEETINGS........................3
7.    BOARD MATERIALS DISTRIBUTED IN ADVANCE..................................3
8.    REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS...................3
9.    EXECUTIVE SESSIONS OF THE BOARD.........................................3
10.   BOARD ACCESS TO SENIOR MANAGEMENT.......................................4
11.   BOARD COMPENSATION REVIEW...............................................4
12.   SIZE OF THE BOARD; ATTENDANCE...........................................4
13.   INDEPENDENT DIRECTORS...................................................4
14.   DEFINITION OF INDEPENDENCE..............................................4
15.   FORMER CEO'S BOARD MEMBERSHIP...........................................4
16.   BOARD MEMBERSHIP CRITERIA...............................................5
17.   SELECTION OF NEW DIRECTOR CANDIDATES....................................5
18.   ASSESSING THE BOARD'S PERFORMANCE.......................................5
19.   DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY...................5
20.   TERM LIMITS.............................................................6
21.   RETIREMENT AGE..........................................................6
22.   FORMAL EVALUATION OF THE CEO............................................6
23.   SUCCESSION PLANNING.....................................................6
24.   MANAGEMENT DEVELOPMENT..................................................7
25.   BOARD INTERACTION WITH INVESTORS, THE PRESS, CUSTOMERS, ETC.............7
26.   SHARE OWNERSHIP OF DIRECTORS............................................7
27.   CONFLICTS OF INTEREST...................................................7
28.   DIRECTOR CONTINUING EDUCATION...........................................7
29.   CONSULTING AGREEMENTS WITH DIRECTORS....................................7
30.   DONATIONS TO DIRECTORS OR OFFICER CHARITIES.............................8
31.   MEMBERSHIP ON OTHER BOARDS..............................................8

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                          CUBIST PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                         CORPORATE GOVERNANCE GUIDELINES
                          EFFECTIVE SEPTEMBER 15, 2003

1.       ROLE OF THE BOARD AND MANAGEMENT

         The Board's fundamental responsibility is to represent the interests of the stockholders of Cubist Pharmaceuticals, Inc. (the "Company"). In fulfilling its responsibilities, the Board performs the following principal functions: (i) selecting, evaluating, compensating and, where necessary, replacing the CEO and other executive officers; (ii) approving corporate strategy, annual operating budgets, mergers and acquisitions and significant financings; (iii) providing general oversight of the business; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting Directors; and (vi) monitoring legal and ethical conduct. These activities are performed in cooperation with the CEO.

         Management executes the approved plans and budgets and is responsible for the day-to-day management of the Company.

2.       SELECTION OF CHAIRMAN, CEO, AND LEAD DIRECTOR

         The Board has the sole responsibility to select its Chairman and the CEO. The Board shall also consider, upon recommendation from the Corporate Governance Committee, appointing a Lead Director if the Chairman and CEO positions are held by the same individual. The Chairman shall have the responsibility for managing the Board. The CEO shall have the responsibility for managing the Company. The Lead Director, if any, shall have the responsibility for leading meetings of the independent directors and shall serve as a liaison between independent directors and the CEO if the CEO is also the Chairman. If the Chairman and CEO positions are not held by the same individual, the CEO need not be a member of the Board.

3.       NUMBER OF COMMITTEES

         The current three committees of the Board are Audit, Compensation and Corporate Governance. From time to time, AD HOC committees may be established for special assignments.

4.       ASSIGNMENT AND ROTATION OF COMMITTEE MEMBERS

         The Corporate Governance Committee is responsible, with consideration of the recommendations of the Chairman, the CEO, and individual Board members, for

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recommending Board members to individual committees. In making such recommendation, the Corporate Governance Committee will take into consideration individual skill sets and preferences as well as any requirements of committee charters.

         Consideration will be given to rotating committee members each year. To the extent practical, the Corporate Governance Committee will endeavor to rotate one person on and one person off each committee each year. In addition, to the extent practical, the Corporate Governance Committee will endeavor to rotate committee chairmen every two to five years, with the expectation that a new chairman will have served on the committee for no less than one year before becoming chairman of said committee.

5.       COMMITTEE AGENDA

         The Chairman of each committee, in consultation with the appropriate members of Management and staff, will develop the committee's agenda.

         Each committee will issue a schedule of agenda subjects to be discussed for the ensuing meeting (to the degree that these can be foreseen).

6.       SELECTION OF AGENDA ITEMS FOR THE BOARD MEETINGS

         The Chairman, in consultation with management, establishes the agenda for each Board meeting. Directors may add topics to the agenda. The Chairman may solicit from Board members any additional items they feel should be covered.

7.       BOARD MATERIALS DISTRIBUTED IN ADVANCE

         Information and data that is important to the Board's understanding of the business is distributed in writing to the Board before the Board meets. Management will see that this material is as concise as possible while still providing the desired information.

         As a general rule, presentations on specific subjects will be sent to the Board members in advance so that the Board meeting time may be conserved, and discussion time focused on questions that the Board has about the material.

8.       REGULAR ATTENDANCE OF NON-DIRECTORS AT BOARD MEETINGS

         The Board is comfortable with regular attendance at each Board meeting of non-board members who are invited by the Chairman, except during Executive Sessions of the Board.

9.       EXECUTIVE SESSIONS OF THE BOARD

         The Board shall regularly conduct Executive Sessions of the Board without the members of Management present.

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10.      BOARD ACCESS TO SENIOR MANAGEMENT

         Board members have complete access to Management.

         Furthermore, the Board encourages Management to, from time to time, bring managers into Board meetings who (a) can provide additional insight to the items being discussed because of personal involvement in these areas, and/or (b) represent managers with executive potential that the Management believes should be given exposure to the Board.

11.      BOARD COMPENSATION REVIEW

         The CEO should report, from time to time to the Compensation Committee the status of Board compensation in relation to other like companies. Changes in Board compensation, if any, should come at the recommendation of the Compensation Committee, but with discussion and approval of the full Board.

12.      SIZE OF THE BOARD; ATTENDANCE

         The Board should consider the appropriate size of the Board and fix the number of Directors pursuant to a resolution adopted by a majority of the Board. The Board believes that Directors, to the extent possible, should: (a) attend all Board meetings and all applicable committee meetings, in person or by phone, and in no event should a Director attend less than 75% of Board meetings or applicable Committee meetings and (b) participate in the entire meeting. If a Director attends a Board Meeting via telephone, such Director shall use a land line (I.E., not a cell phone) unless this requirement is waived by the Chairman.

13.      INDEPENDENT DIRECTORS

         A majority of Directors on the Board will be Independent Directors. (See Item 14 for Definition of Independence)

14.      DEFINITION OF INDEPENDENCE

         An independent Director is one who is independent of Management and free from any relationship that, in the opinion of the Corporate Governance Committee, would interfere with the exercise of independent judgment as a Director and who meets the definition of independence set forth in applicable SEC and Nasdaq regulations.

15.      FORMER CEO'S BOARD MEMBERSHIP

         It is assumed that when a CEO resigns from that position, he should offer his resignation from the Board at the same time. Whether or not the individual continues to serve on the Board is a matter for discussion with the new CEO and the Board.

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         A former CEO or any other former officer serving on the Board will not be considered independent until the expiration of any applicable "cooling off period" and he/she meets the definition of independence set forth in applicable SEC and Nasdaq regulations.

16.      BOARD MEMBERSHIP CRITERIA

         The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.

17.      SELECTION OF NEW DIRECTOR CANDIDATES

         The Board is responsible for selecting new members to join the Board and will either elect such new member to fill a vacant seat or recommend such new member to the shareholders for election at an Annual Meeting of Stockholders. The Board delegates the screening process involved to the Corporate Governance Committee with the direct input from the Chairman, the CEO, and such other executive officers as the Corporate Governance Committee deems appropriate. New Directors will participate in an orientation program, including visits to Company facilities and discussions with executive officers.

18.      ASSESSING THE BOARD'S PERFORMANCE

         The Corporate Governance Committee is responsible to report to the Board, on an annual basis, an assessment of the Board's performance and procedures. This will be discussed by the full Board.

         This assessment is of the Board's contribution as a whole and specifically reviews areas in which the Board and/or Management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to review individual Board members.

         In addition, the Corporate Governance Committee will review the performance of each individual Board member prior to proposing him or her for re-election.

19.      DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITY

         It is the sense of the Board that individual Directors who change the full-time, non-Cubist responsibility they held when they were elected to the Board should volunteer to resign from the Board.

         It is not the sense of the Board, however, that the Directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. Therefore, there should be an opportunity for the full Board, after preliminary

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review by the Corporate Governance Committee, to review the continued
appropriateness of Board membership under these circumstances.

20.      TERM LIMITS

         Directors currently serve for three (3) year terms. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. Therefore, Directors shall be expected to serve for no more than three (3) terms unless, upon recommendation of the Corporate Governance Committee, the Board shall approve additional terms.

21.      RETIREMENT AGE

         It is the sense of the Board that Directors will volunteer to resign from the Board at the end of the term during which they reach the age of 72. While a retirement age could help ensure that there are fresh ideas and viewpoints available to the Board, it holds the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. Therefore, Directors shall be expected to resign from the Board at the end of the term during which they reach the age of 72 unless, upon recommendation of the Corporate Governance Committee, the Board shall approve additional terms.

22.      FORMAL EVALUATION OF THE CEO

         The Compensation Committee will submit to the Board annually at the close of the fiscal year an evaluation of the CEO. After agreement of the evaluation by the Independent Directors, the evaluation will be communicated to the CEO by the Chairman of the Compensation Committee. The evaluation will be based on objective criteria, communicated to the CEO at the beginning of each fiscal year, including performance of the business, accomplishment of near and long term objectives, development of Management, etc. The evaluation will be used by the Compensation Committee when considering the compensation of the CEO.

23.      SUCCESSION PLANNING

         There will be available, on a continuing basis, the CEO's recommendation as to his or her successor should he or she be unexpectedly disabled.

         There will be an annual report by the CEO to the Board on succession planning.

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24.      MANAGEMENT DEVELOPMENT

         In addition to the succession planning annual report, the CEO will at the same time report on Management development to the Board.

         In addition, the CEO reviews annually with the Compensation Committee performance of the other executive officers and the extent to which these officers have accomplished their goals. The Compensation Committee may, in turn, provide a summary of these reports and reviews to the full Board.

25.      BOARD INTERACTION WITH INVESTORS, THE PRESS, CUSTOMERS. ETC.

         Management speaks for the Company. Directors do not speak for the Company.

26.      SHARE OWNERSHIP OF DIRECTORS

         The Board believes that Directors will be stockholders and have a financial stake in the Company. It is anticipated that each Director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances. All Directors will comply with the Company's Equity Interest Policy.

27.      CONFLICTS OF INTEREST

         A Director's business or family relationships may occasionally give rise to that Director's material personal interest on a particular issue. Each Director is responsible for disclosing situations that he or she reasonably believes give rise to a potential conflicts of interest to the Corporate Governance Committee. In addition, the Corporate Governance Committee shall ask Directors about potential conflicts of interest at least once per year. The Board, upon recommendation of the Corporate Governance Committee and after consultation with the Company's outside counsel, determines on a case-by-case basis whether such a conflict of interest exists. The Board takes appropriate steps to identify such potential conflicts and to assure that all Directors voting on an issue are disinterested with respect to that issue.

28.      DIRECTOR CONTINUING EDUCATION

         The Board encourages Directors to participate in continuing education programs, including, but not limited to, those recommended by the Corporate Governance Committee.

29.      CONSULTING AGREEMENT WITH DIRECTORS

         The Company shall not enter into any consulting agreement with any Director without the prior approval of the Board.

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30.      DONATIONS TO DIRECTOR OR OFFICER CHARITIES

         Except for any contributions made pursuant to a company matching program that is generally available to all employees, the Company shall not make any donation to any charity with which any Director or Officer is affiliated without the prior approval of the Board.

32.      MEMBERSHIP ON OTHER BOARDS

         From time to time, Directors, Officers, or other employees may wish to serve on the boards of other public, private, or non-profit organizations. Such service is often in the best interests of both the Company and the individual, but the Company has a legitimate interest in protecting against conflicts of interest and limiting demands on employee's time. Therefore, the following procedures shall apply:

         1). if a director intents to join a board, he or she shall so notify the Corporate Governance Committee, carbon copying the Company Secretary.

         2). if a Section 16 Officer wishes to join a board, he or she shall not do so without prior approval of the Board.

         3). if (a) an officer who is not a Section 16 Officer, or (b) a non-officer employee wishes to joint a board, he or she shall not do so without prior approval of the CEO.

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